                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]  Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-12


                                UGI CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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

    UGI
CORPORATION













                                                  |  Notice of February 25, 2003
                                                     Annual Meeting and
                                                     Proxy Statement____________

                                    BOX 858 VALLEY FORGE, PA 19482--610-337-1000

    UGI
CORPORATION


LON R. GREENBERG Chairman,
President and
Chief Executive Officer


                                         January 2, 2003


Dear Shareholder,

     On behalf of our entire Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders on Tuesday, February 25, 2003. At the meeting, we will review UGI's performance for fiscal year 2002 and our expectations for the future.

     A notice of the meeting and Proxy Statement follow. You will also find enclosed your proxy voting card and the 2002 Annual Report. I would like to take this opportunity to remind you that your vote is important. Please read the proxy materials and take a moment now to vote via the Internet, by telephone or by using the enclosed proxy voting card and returning it in the postage-paid envelope we have provided.

     I look forward to seeing you on February 25th and addressing your questions and comments.

                                        Sincerely,



                                        Lon R. Greenberg




                                 460 NORTH GULPH ROAD, KING OF PRUSSIA, PA 19406

                                   BOX 858 VALLEY FORGE, PA 19482-- 610-337-1000

    UGI
CORPORATION


                                        January 2, 2003


                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of UGI Corporation will be held on Tuesday, February 25, 2003, at 10:00 a.m., at The Desmond Hotel and Conference Center, Ballrooms A and B, One Liberty Boulevard, Malvern, Pennsylvania. Directions to The Desmond Conference Center are included in our Proxy Statement. Shareholders will consider and take action on the following matters:

     1. Election of eight directors to serve until the next annual meeting of shareholders;

     2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent certified accountants for fiscal year 2003; and

     3. Transaction of any other business that is properly raised at the meeting.

     Your Board of Directors recommends that you vote "FOR" the election of each of the eight nominees for director and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent certified accountants for fiscal year 2003.

                                                   Brendan P. Bovaird
                                                   Corporate Secretary

| TABLE OF CONTENTS ____________________________________________________________

Annual Meeting Information ...................................................................    1

     Who is entitled to vote? ................................................................    1

     What am I voting on? ....................................................................    1

     How does the Board of Directors recommend I vote on the proposals? ......................    1

     What does it mean if I get more than one proxy card? ....................................    1

     How do I vote? ..........................................................................    2

     What is a quorum? .......................................................................    3

     How are votes, abstentions and broker non-votes counted? ................................    3

     What vote is required to approve each item? .............................................    3

     Who will count the vote? ................................................................    3

     What are the deadlines for shareholders' proposals for next year's Annual Meeting? ......    3

     How much did this proxy solicitation cost? ..............................................    4

Securities Ownership of Management ...........................................................    4

     Section 16 (a) - Beneficial Ownership Reporting Compliance ..............................    5

Securities Ownership of Certain Beneficial Owners ............................................    6

Item 1 -- Election of Directors ..............................................................    7

     Nominees ................................................................................    7

     Board Committees and Meeting Attendance .................................................   10

Compensation of Directors ....................................................................   12

     Amended and Restated Directors' Equity Compensation Plan ................................   13

     2000 Directors' Stock Option Plan .......................................................   13

 Report of the Audit Committee of the Board of Directors .....................................   14

The Independent Accountants ..................................................................   15

Report of The Compensation and Management Development Committee of the Board of Directors ....   16

     Role of the Committee ...................................................................   16

     Executive Compensation Program ..........................................................   16

     Fiscal Year 2002 CEO Compensation .......................................................   18

     Policy on Deductibility of Compensation .................................................   19

Corporate Performance ........................................................................   20

Compensation of Executive Officers ...........................................................   21

     Summary of Compensation .................................................................   21

     Option Grants in Fiscal 2002 ............................................................   23

     Option Exercises in Fiscal 2002 and Fiscal Year End Option Values .......................   24

     Retirement Benefits .....................................................................   24

     Severance Pay Plan for Senior Executive Employees .......................................   25

     Change of Control Arrangements ..........................................................   26

     Stock Ownership Policy and Indebtedness of Management ...................................   27

     Stock Price Information .................................................................   28

Item 2 -- Ratification of Appointment of Independent Certified Accountants ...................   28

Item 3 -- Other Matters ......................................................................   29

Glossary .....................................................................................   30

                                 UGI CORPORATION
                              460 North Gulph Road
                       King of Prussia, Pennsylvania 19406

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------


| ANNUAL MEETING INFORMATION____________________________________________________

     This proxy statement contains information related to the Annual Meeting of Shareholders of UGI Corporation to be held on Tuesday, February 25, 2003, beginning at 10:00 a.m., at The Desmond Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania, and at any postponements or adjournments thereof. Please refer to the map showing the meeting location that appears at the back of this booklet. This proxy statement was prepared under the direction of the Company's Board of Directors to solicit your proxy for use at the Annual Meeting. It will be mailed to shareholders on or about January 2, 2003.

Who is entitled to vote? __________________________________

     Shareholders of record of our Common Stock at the close of business on December 13, 2002 are entitled to vote at the Annual Meeting, or any postponement or adjournment of the meeting. Each Shareholder has one vote per share on all matters to be voted on. On December 13, 2002, there were 27,790,676 shares of Common Stock outstanding.

What am I voting on? ____________________________________

     You will be asked to elect nominees to serve on the Company's Board of Directors, and to ratify the appointment of our independent accountants for fiscal year 2003. The Board of Directors is not aware of any other matters to be presented for action at the meeting.

How does the Board of Directors
recommend I vote on the proposals? ________________________

     The Board of Directors recommends a vote FOR the election of each of the nominees for director, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent certified accountants for fiscal year 2003.

What does it mean if I get more than one proxy card? _________

     If your shares are registered differently and are in more than one account, you will receive more than one card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

How do I vote? _________________________________________

     You may vote in one of three ways:

Vote Over the Internet

     o If your shares are held in the name of a broker, bank or other nominee: Vote your shares over the Internet by accessing the website given on the proxy card you received from such broker, bank, or other nominee. You will need the control number that appears on your proxy card when you access the web page.

     o If your shares are registered in your name: Vote your shares over the Internet by accessing Mellon Investor Services LLC Proxy Vote Online website at http://www.eproxy.com.ugi and following the on-screen instructions. You will need the control number that appears on your proxy card when you access the web page.

Vote By Telephone (Touch-Tone Phone Only)

     o If your shares are held in the name of a broker, bank, or other nominee: Vote your shares over the telephone by following the telephone voting instructions, if any, provided on the proxy card you received from such broker, bank or other nominee.

     o If your shares are registered in your name: Vote your shares over the telephone by accessing the telephone voting system toll-free 1-800-435-6710 and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card when you call.

     Internet and telephone voting will provide proxies the same authority to vote your shares as if you returned your proxy card by mail. In addition, internet and telephone voting will reduce the Company's proxy-related first-class postage expenses.

Vote by Returning Your Proxy Card

     You may vote by signing and returning your proxy card. The proxy holders will vote your shares of Common Stock according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors.

If You Change Your Mind After Voting

     You can revoke your proxy at any time before it is voted. Proxies are voted at the Annual Meeting. If you are a shareholder of record, you can write to the Company's Corporate Secretary at our principal offices, 460 North Gulph Road, King of Prussia, Pennsylvania 19406, stating that you wish to revoke your proxy and that you need another proxy card. If you hold your shares of Common Stock through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and asking for a new proxy card. Alternatively, you can vote again, either over the Internet or by telephone. If you attend the meeting, you may vote by ballot, which will cancel your previous proxy vote. Your last vote is the vote that will be counted.

What is a quorum? _____________________________________

     A quorum of the holders of the outstanding shares of Common Stock must be present for the Annual Meeting to be held. A "quorum" is the presence at the meeting, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock.

How are votes, abstentions and
broker non-votes counted?_____________________________________

     Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law. Shares of Common Stock held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are counted to determine if a quorum is present, but are not considered a vote cast under Pennsylvania law. Neither abstentions nor broker non-votes will affect the outcome of a vote on the matters to be considered at the Annual Meeting.

What vote is required to approve each item? _________________

     The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. The other matter to be considered at the meeting requires the affirmative vote of a majority of the votes cast at the meeting on the item to be approved.

Who will count the vote? _________________________________

     Mellon Investor Services LLC, our Transfer Agent, will tabulate the votes cast by proxy or in person at the Annual Meeting.

What are the deadlines for shareholders' proposals for next year's Annual Meeting? __________________

     Shareholder proposals intended for inclusion in next year's proxy statement and proxy card must be received by the Company not later than September 4, 2003. With respect to proposals not intended for inclusion in the Company's proxy materials for next year's annual meeting, if the Company does not receive notice of such a proposal by November 18, 2003 and the matter is raised at that meeting, the proxy holders will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Corporate Secretary.

How much did this proxy solicitation cost? ___________________

     The Company has engaged Georgeson Shareholder to solicit proxies for the Company for a fee of $6,500 plus expenses. We also reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain directors, officers and regular employees of the Company and its subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation.

| SECURITIES OWNERSHIP OF MANAGEMENT _________________________________

     The following table shows the number of shares of Common stock beneficially owned by each director, by each of the executive officers named in the Summary Compensation Table on page 21, and by all directors and executive officers as a group. The table shows their beneficial ownership as of November 1, 2002.

     Our subsidiary AmeriGas Propane, Inc. is the General Partner of AmeriGas Partners, L.P. The table also shows, as of November 1, 2002, the number of Common Units of AmeriGas Partners, L.P. beneficially owned by each director and executive officer and by all directors and executive officers as a group.

     Mr. Greenberg beneficially owns approximately 2% of the outstanding Common Stock. Each other person named in the table beneficially owns less than 1% of the outstanding Common Stock. Directors and executive officers as a group own approximately 4% of the outstanding Common Stock and less than 1% of the outstanding Common Units of AmeriGas Partners. For purposes of reporting total beneficial ownership, shares of Common Stock that may be acquired within 60 days of November 1, 2002 through UGI stock option exercises are included.

            Beneficial Ownership of Directors and Executive Officers
            --------------------------------------------------------

                                                                                        Aggregate Number of
                             Aggregate Number        Units Held        Exercisable           AmeriGas
                             of Shares of UGI     Under Directors'     Options for        Partners, L.P.
         Name                Common Stock (1)     Equity Plan (2)       UGI Stock          Common Units
         ----                ----------------     ---------------      -----------          ------------
James W. Stratton                 3,111(3)             13,316             16,800               1,000(3)
Richard C. Gozon                  7,111                18,853             16,800               5,000
Stephen D. Ban                    5,817                 9,653             14,100                   0
Lon R. Greenberg                112,040(4)                  0            468,750               6,500(4)
Marvin O. Schlanger               2,483                 6,950             12,800               1,000(5)
Thomas F. Donovan                 2,083                 3,546             12,800               1,000
Anne Pol                          1,873                 9,879             12,800                   0
Ernest E. Jones                     114                   970              4,000                   0
Anthony J. Mendicino             38,007(6)                  0             60,000              10,000(6)
Robert J. Chaney                 38,450(7)                  0             78,889                   0
Eugene V. N. Bissell             37,460(8)                  0             19,667              12,750(8)
Brendan P. Bovaird               22,965(9)                  0             48,667               1,500(9)
Directors and executive
officers as a group (13
persons)                        285,097                63,167            832,740              42,250

----------

(1)  Sole voting and investment power unless otherwise specified.
(2) The Amended and Restated Directors' Equity Compensation Plan provides that Units will be converted to Shares and paid out to directors upon their retirement or termination of service.
(3)  Mr. Stratton's Shares and Common Units are held jointly with his spouse.
(4) Mr. Greenberg holds 88,220 Shares jointly with his spouse and 6,105 Shares represented by units held in the UGI Stock Fund of the 401(k) Employee Savings Plan, based on September 30, 2002 statements. Mr. Greenberg's adult children hold 4,500 of the Common Units shown.
(5)  Mr. Schlanger's spouse holds all Common Units shown.
(6)  Mr. Mendicino holds 86 Shares and all Common Units jointly with his spouse.
(7)  Mr. Chaney is the trustee of a trust that holds 13,650 shares.
(8)  Mr. Bissell's Shares and Common Units are held jointly with his spouse.
(9) Mr. Bovaird holds 19,993 Shares jointly with his spouse and 2,972 Shares represented by units held in the UGI Stock Fund of the 401(k) Employee Savings Plan, based on September 30, 2002 statements. Mr. Bovaird's Common Units are held jointly with his spouse.

Section 16(a) - Beneficial Ownership
Reporting Compliance ___________________________________

       Section 16(a) of the Securities Exchange Act of 1934 requires directors, certain officers and any 10% beneficial owners of public companies to send reports of their ownership of Shares and changes in ownership to the Securities and Exchange Commission. Based on our records, we believe that during Fiscal 2002, all of such reporting persons complied with all Section 16(a) reporting requirements applicable to them, with three exceptions: On March 1, 2002, the Company mailed a Form 4 on behalf of Mr. Gozon reporting his exercise of options for 1,000 shares together with a Form 4 on behalf of Mr. Stratton reporting his exercise of options for 1,000 shares. The Company expected that the SEC would receive those Form 4 reports prior to their due date of March 11, 2002; however, the SEC did not receive the reports until March 13, 2002. On August 15, 2002, Mr. Bissell instructed the Company's payroll department to terminate withholding from his compensation for voluntary contributions to the Company's dividend reinvestment plan ("DRIP"). The Company did not inform Mr. Bissell that $800 had already been withheld for the purchase of shares under the DRIP on the first business day of September. On October 17, 2002, Mr. Bissell became aware that the Company had deposited funds with the DRIP on September 3, 2002 to purchase shares for him on that date. The Company immediately filed a Form 4 with the SEC on behalf of Mr. Bissell to report the non-exempt acquisition. Mr. Bovaird filed an amended report on Form 4 on November 4, 2002, correcting a typographical error in the number of shares (in the form of units within the Company's Savings Plan) previously reported in a timely manner in October 2001.

| SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS __________________

     The following table shows information regarding each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The ownership information below is based on information reported on Forms 13F as filed with the SEC in November 2002 for the quarter ended September 30, 2002.

                Securities Ownership of Certain Beneficial Owners
                -------------------------------------------------

  Title of          Name and Address of         Amount and Nature of  Percent of
   Class              Beneficial Owner          Beneficial Ownership   Class (1)
   -----              ----------------          --------------------   ---------

Common Stock   Snyder Capital Management LP          1,740,350           6.3 %
               350 California Street, Suite 1460
               San Francisco, CA 94104-1436


               Barclays Bank PLC                     1,424,657           5.2 %
               Barclays Global Investors N.A.
               54 Lombard Street
               London, EN EC3P 3AH
----------
(1) Based on 27,790,676 Shares of Common Stock issued and outstanding at December 13, 2002.

--------------------------------------------------------------------------------
                         ITEM 1 -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

| NOMINEES _____________________________________________________________________

     Eight directors will be elected at the Annual Meeting. Directors will serve until the next annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by the Board of Directors or the size of the Board will be reduced. All eight members of the Board of Directors elected at last year's annual meeting are standing for election this year.

     The nominees are as follows:
--------------------------------------------------------------------------------

JAMES W. STRATTON
Director since 1979
Age 66

--------------------------------------------------------------------------------

     Mr. Stratton is the Chairman, Chief Executive Officer, and a director of Stratton Management Company (an investment advisory and financial consulting firm) (since 1972). Mr. Stratton serves as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; Stratton Growth Fund, Inc.; Stratton Monthly Dividend REIT Shares, Inc.; Stratton Small-Cap Value Fund; Teleflex, Inc.; and BE&K, Inc.

--------------------------------------------------------------------------------

RICHARD C. GOZON
Director since 1989
Age 64

--------------------------------------------------------------------------------

     Mr. Gozon retired in April of 2002 as Executive Vice President of Weyerhaeuser Company (an integrated forest products company) and Chairman of Norpac (North Pacific Paper Company, a joint venture with Nippon Paper Industries headquarters in Tokyo, Japan) positions he had held since 1994. Mr. Gozon was formerly a director (1984 to 1993), President and Chief Operating Officer of Alco Standard Corporation (a provider of paper and office products) (1988 to 1993); Executive Vice President and Chief Operating Officer (1988), President (1985 to 1987) of Paper Corporation of America. He also serves as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; AmeriSource Bergen Corp.; and Triumph Group, Inc.

--------------------------------------------------------------------------------

STEPHEN D. BAN
Director since 1991
Age 62

--------------------------------------------------------------------------------

     Dr. Ban is currently serving as the Director of the Technology Transfer Division of the Argonne National Laboratory (science-based Department of Energy laboratory dedicated to advancing the frontiers of science in energy, environment, biosciences and materials) (March 2002 to present). He previously served as President and Chief Executive Officer of the Gas Research Institute (gas industry research and development funded by distributors, transporters, and producers of natural gas) (1987 through 1999). He also served as Executive Vice President. Prior to coming to GRI in 1981, he was Vice President, Research and Development and Quality Control of Bituminous Materials, Inc. Dr. Ban also serves as a director of UGI Utilities, Inc.; and Energen Corporation.

--------------------------------------------------------------------------------

LON R. GREENBERG
Director since 1994
Age 52

--------------------------------------------------------------------------------

     Mr. Greenberg has been Chairman of the Board of Directors of UGI since August 1996, Chief Executive Officer since August 1995, and President since 1994. He was formerly Vice Chairman of the Board (1995 to 1996), and Senior Vice President - Legal and Corporate Development (1989 to 1994). Mr. Greenberg also serves as a director of UGI Utilities, Inc.; and AmeriGas Propane, Inc.

--------------------------------------------------------------------------------

MARVIN O. SCHLANGER
Director since 1998
Age 54

--------------------------------------------------------------------------------

     Mr. Schlanger is a Principal in the firm of Cherry Hill Chemical Investments, L.L.C. (management services and capital for chemical and allied industries) (October 1998 to present) and Chairman and Chief Executive Officer of Resolution Performance Products, Inc. (a producer and marketer of specialty and intermediate chemicals) (November 2000 to present). Mr. Schlanger was previously President and Chief Executive Officer (May 1998 to October 1998), Executive Vice President and Chief Operating Officer (1994 to May 1998), and a director (1994 to 1998) of ARCO Chemical Company. Mr. Schlanger also serves as a director of UGI Utilities, Inc.; and Wellman, Inc.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THOMAS F. DONOVAN
Director since 1998
Age 69

--------------------------------------------------------------------------------

     Mr. Donovan retired as Vice Chairman of Mellon Bank on January 31, 1997, a position he had held since 1988. He continues to serve as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; and Nuclear Electric Insurance Ltd.

--------------------------------------------------------------------------------

ANNE POL
Director 1993 through 1997 and
since December 1999
Age 55

--------------------------------------------------------------------------------

     Mrs. Pol is President and Chief Operating Officer of Trex Enterprises Corporation (a high technology research and development company), a position she has held since October 2001. She previously served as Senior Vice President, Thermo Electron Corporation (environmental monitoring, analytical instruments and a major producer of recycling equipment, biomedical products and alternative energy systems) (1998 to 2001), and Vice President (1996 to 1998). Mrs. Pol also served as President, Pitney Bowes Shipping and Weighing Systems Division, a business unit of Pitney Bowes Inc. (mailing and related business equipment) (1993 to 1996); Vice President, New Product Programs in the Mailing Systems Division of Pitney Bowes Inc. (1991 to 1993); and Vice President, Manufacturing Operations in the Mailing Systems Division of Pitney Bowes Inc. (1990 to 1991).

--------------------------------------------------------------------------------

ERNEST E. JONES
Director since 2002
Age 58

--------------------------------------------------------------------------------

     Mr. Jones is President and Chief Executive Officer of Philadelphia Workforce Development Corporation (an agency which funds, coordinates and implements employment and training activities in Philadelphia, Pennsylvania), a position he has held since 1998. He formerly served as President and Executive Director of the Greater Philadelphia Urban Affairs Coalition (1983 to 1998). Mr. Jones also served as Executive Director of Community Legal Services, Inc. (1977 to 1983). Mr. Jones also serves as a director of the African American Museum in Philadelphia; First Union Regional Foundation; Thomas Jefferson University; United Way of Southeastern Pennsylvania; and the William Penn Foundation.

| BOARD COMMITTEES AND MEETING ATTENDANCE ______________________________________

     The Board of Directors held 9 meetings in Fiscal 2002. All directors attended all meetings of the Board of Directors and all meetings of Committees of the Board of which they were members with the exception of one director who was unable to attend one Board meeting.

     The Board of Directors has established the Audit Committee, the Compensation and Management Development Committee, the Executive Committee, the Nominating Committee, and the Planning and Finance Committee. All of these committees are responsible to the full Board of Directors. The functions of and other information about these committees are summarized below.

Audit Committee

o Oversees the Company's financial reporting process and the adequacy of its controls relative to financial and business risk.

o Monitors the independence of the Company's independent accountants and the performance of the independent accountants and the internal audit staff.

o Recommends to the Board the engagement or replacement of the Company's independent accountants.

o Provides a means for open communication among the Company's independent accountants, management, internal audit staff and the Board.

AUDIT COMMITTEE MEMBERS: T. F. Donovan (Chairperson), M. O. Schlanger, and A.
Pol.

MEETINGS HELD LAST YEAR: 3

Compensation and Management
Development Committee

o    Establishes executive compensation policies and programs.

o Recommends to the Board base salaries and target bonus levels for senior corporate executive personnel.

o Reviews the Company's management development and succession planning policies.

o Approves the awards and payments to be made to senior corporate executive personnel of the Company under its long-term compensation plans.

o Makes recommendations to the Board of Directors concerning outside director compensation.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE MEMBERS: R. C. Gozon (Chairperson), T. F. Donovan, and A. Pol.

MEETINGS HELD LAST YEAR: 2

Executive Committee

o Has the full power of the Board between meetings of the Board, with specified limitations relating to major corporate matters.

EXECUTIVE COMMITTEE MEMBERS: J. W. Stratton (Chairperson), R. C. Gozon, and L.
R. Greenberg.

MEETINGS HELD LAST YEAR: None

Nominating Committee

o Reviews the qualification of persons eligible to stand for election as directors and makes recommendations to the Board on this matter.

o Considers as nominees for director qualified persons recommended by directors, management and shareholders. Written recommendations for director nominees should be delivered to the Corporate Secretary, UGI Corporation, 460 North Gulph Road, King of Prussia, PA 19406. The Company's bylaws do not permit Shareholders to nominate candidates from the floor at an annual meeting without notifying the Corporate Secretary 45 days prior to the anniversary of the mailing date of the Company's proxy statement for the previous year's annual meeting. Notification must include certain information detailed in the Company's bylaws. If you intend to nominate a candidate from the floor at an annual meeting, please contact the Corporate Secretary.

NOMINATING COMMITTEE MEMBERS: J. W. Stratton (Chairperson) and R. C. Gozon.

MEETINGS HELD LAST YEAR: 1

Planning and Finance Committee

o Reviews the overall business and financial planning of the Company and its capital expenditures and operating budgets.

PLANNING AND FINANCE COMMITTEE MEMBERS: M. O. Schlanger (Chairperson), S. D. Ban, R. C. Gozon, L. R. Greenberg, and J. W. Stratton.

MEETINGS HELD LAST YEAR: 1

| COMPENSATION OF DIRECTORS ____________________________________________________

     The table below shows the components of director compensation for Fiscal 2002. A director who is an officer or employee of the Company or its subsidiaries is not compensated for service on the Board of Directors or on any Committee of the Board.

                             Directors' Compensation
                             -----------------------

                                                    Cash           Equity
                                                Component (1)     Component
                                                -------------     ---------
                                                                 114 Shares (3)
Annual retainer                                  $ 18,500 (2)    630 Units (4)
                                                               4,000 Options (5)

Annual retainer for Committee Chair               $ 2,500             --

Annual retainer for Executive Committee member    $ 1,500             --

Annual retainer for Nominating Committee member   $ 1,500             --

Board attendance fee (per meeting)                $ 1,000             --

Committee attendance fee (per meeting)            $ 1,000             --

Fee for special service related to Board          $ 1,000             --
business rendered at the request of the
Chairman of the Board

----------

(1) Directors can defer, until they leave the Board or reach age 70, whichever is later, the receipt of all or a part of the cash retainers and fees payable to them for services as a director. Messrs. Schlanger and Jones, and Mrs. Pol elected this deferral option.

(2) $18,500 of the annual retainer of $22,000 is paid in cash and $3,500 is paid in whole shares of Common Stock pursuant to the Amended and Restated Directors' Equity Compensation Plan described below. Fractional Shares are paid in cash. Each Share had a fair market value of $30.60 on December 31, 2001.

(3) An award of Units was made effective January 1, 2002 pursuant to the Amended and Restated Directors' Equity Compensation Plan described below.

(4) An award of options for the purchase of Common Stock was made effective January 1, 2002 pursuant to the 2000 Directors' Stock Option Plan described below. These options are immediately exercisable.

Amended and Restated Directors'
Equity Compensation Plan ___________________________

     The Amended and Restated Directors' Equity Compensation Plan provides for annual awards to directors of (i) shares of Common Stock as part of the annual retainer of $22,000 and (ii) 630 Units. A Unit represents an interest equivalent to one share of Common Stock. Directors' annual retainer fees in excess of $18,500 are paid in Common Stock. The fair market value of the Stock is determined as of the first day of the calendar year. The Stock is issued on the fifth business day in each calendar year. The amount of the annual retainer fee and the corresponding grant of Stock are prorated for any director who commences service during a calendar year. Fractional shares are paid in cash. Prior to the beginning of each calendar year, participants may elect to defer any portion of their cash compensation.

     All whole Units credited to a director earn dividend equivalents on each record date for the payment of a dividend by the Company on its Common Stock. A dividend equivalent is an amount determined by multiplying the number of Units credited to a participant's account by the per-share cash dividend, or the per-share fair market value of any non-cash dividend, paid by the Company on its Shares on a dividend payment date. Accrued dividend equivalents are converted to additional whole Units annually, on the last day of the calendar year.

     All Units and dividend equivalents are fully vested when credited to the participant's account. Account balances become payable in Shares upon retirement or termination of service, unless the director elected to defer receipt of those benefits.

2000 Directors' Stock Option Plan _________________________

     The 2000 Directors' Stock Option Plan provides for stock option grants to non-employee directors. The number of options to be granted is determined by the Compensation and Management Development Committee of the Board, subject to Board approval. In making awards, the Committee relies on management recommendations made in consultation with the Company's independent compensation consultants. No participant may be granted options relating to more than 10,000 Shares in any calendar year. Except as otherwise provided by the Committee, all options granted under the Plan are fully vested on the date of grant. The option price per Share may not be less than 100% of fair market value of the Stock on the effective date of the option.

     Notwithstanding anything to the contrary, the following reports of the Audit Committee and the Compensation and Management Development Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

| REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS_______________________

     The Audit Committee is composed of three directors. Each of us is independent as defined by the listing standards of the New York Stock Exchange. We have recommended, and the Board of Directors has adopted, a written Audit Committee charter.

     Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility as members of the Audit Committee is to oversee these processes on behalf of the Board of Directors. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company's financial statements. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

     We have reviewed and discussed with management and the independent accountants the Company's audited financial statements for Fiscal 2002. In addition, we have discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

     We have also received from the independent accountants written disclosures and a letter concerning the independent accountants' independence from the Company, as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." These disclosures have been reviewed by us and discussed with the independent accountants.

     Based on these reviews and discussions, we have recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2002 for filing with the SEC.

                                 Audit Committee

                           Thomas F. Donovan, Chairman
                                    Anne Pol
                               Marvin O. Schlanger

| THE INDEPENDENT ACCOUNTANTS _____________________

     The aggregate fees billed by PricewaterhouseCoopers LLP, the Company's independent public accountants, in Fiscal 2002 were as follows:

Audit Fees

     For professional services rendered for (1) the audit of the annual consolidated financial statements of the Company and its subsidiaries, including
AmeriGas Partners, L.P., UGI Utilities, Inc., Flaga GmbH and UGI Energy
Services, Inc., and (2) the reviews of the interim financial statements included in the Quarterly Reports on Form 10-Q of the Company, AmeriGas Partners, L.P.
and UGI Utilities, Inc. ..........................................................$ 651,500

Financial Information Systems Design and Implementation Fees

     The Company did not incur any fees billed by PricewaterhouseCoopers LLP for professional services rendered for financial information systems design and implementation for Fiscal 2002.

All Other Fees

     Audit Related Fees: For professional services rendered for (1) the audit of employee benefit plans of the Company's subsidiaries, and (2) in connection with securities offerings by the Company's subsidiaries ...............................$ 36,500


     For professional services rendered for preparation of Substitute Schedule
K-l forms for unitholders of AmeriGas Partners, L.P. .............................$ 223,330

     In the course of its meetings, the Audit Committee considered whether the provision by PricewaterhouseCoopers LLP of the professional services described under "All Other Fees" is compatible with PricewaterhouseCooper LLP's independence.

| REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT
  COMMITTEE OF THE BOARD OF DIRECTORS_______________________________________

Role of the Committee____________________________

     The Committee establishes and oversees the Company's executive compensation policies and programs. The Committee also recommends to the Board of Directors base salaries, target bonus levels, actual bonuses, and long-term incentive awards to be paid to senior executive personnel. In carrying out these functions, we believe it is important to align executive compensation with business objectives and strategies, management initiatives, financial performance and enhanced shareholder value.

     Our Committee is comprised of independent outside directors, none of whom is or was an officer or employee of the Company or its subsidiaries. Periodically, we solicit and receive recommendations and advice from independent third party compensation consultants. Towers Perrin has acted in this capacity since 1986. Compensation for the chief executive officers of each of UGI Utilities, Inc. and AmeriGas Propane, Inc. is determined by the Compensation Committee and Board of Directors of those companies under the same process described in this report.

Executive Compensation Program___________________

     The executive compensation program is designed to attract and retain key executives with outstanding abilities and to motivate them to perform to the full extent of their abilities. We believe that executives should have a greater portion of their compensation at risk than other employees, and that executive compensation, as stated above, should be tied to the performance of the business and be aligned with benefits realized by the Company's shareholders.

     Compensation for Company executives consists of both cash and equity-based opportunities. The annual cash compensation consists of (i) base salary and (ii) annual bonus opportunity under the Company's Annual Bonus Plan. Currently long-term equity-based opportunities are provided under the Company's 2000 Stock Incentive Plan.

     The Committee determines base salary ranges for executive officers based upon competitive pay practices, particularly those in the energy services industry. The base salary ranges for all executive officers were set at the 50th percentile of the survey companies. For fiscal year 2002, as has been the practice in the past, the Committee reviewed a report from Towers Perrin which compared base salary ranges for executive officers with base salary ranges for similar positions, as reported in published survey results in Towers Perrin's Executive Compensation Database, and Towers Perrin's Energy Services Executive Compensation Database. This comparison was weighted to reflect the Company's approximate business mix.

     Annually, the Committee recommends to the Board of Directors changes in actual salaries of senior executives based on judgments of past performance, job duties, scope and responsibilities, and expected future contributions. The most recent past performance is the prime determinant.

     The Committee also oversees the Company's Annual Bonus Plan for senior executives. We establish challenging objectives based on business targets. For Messrs. Greenberg, Mendicino, and Bovaird, the sole objective in 2002 was achieving financial performance for the Company. Mr. Bissell is covered under the AmeriGas Propane, Inc. Annual Bonus Plan. Mr. Bissell had a combination of financial and business performance objectives. Of these objectives, the financial objective was weighted at 80%. Mr. Chaney is covered under the UGI Utilities, Inc. Annual Bonus Plan. For Mr. Chaney, the sole objective was achieving the financial performance goal for UGI Utilities, Inc.

     Each year, after completion of the audit of the Company's financial statements, the Committee reviews business results and determines and recommends to the Board cash bonus payments under the terms of the Annual Bonus Plan. The financial objective for fiscal year 2002 for UGI Corporation senior executives was achievement of targeted earnings per share. For executives whose sole objective is achieving a financial performance goal, bonus payments are subject to a maximum 15% adjustment of the calculated bonus based on the individual's contribution having a significant impact on corporate performance. During fiscal year 2002, the financial objective for UGI Utilities, Inc. was net earnings after preferred stock dividends. For AmeriGas Propane, Inc. the financial objective was earnings per AmeriGas Partners, L.P. common unit and the business performance objective measured customer growth.

     Periodically, the Committee reviews the overall competitiveness of the Annual Bonus Plan with its compensation consultant. For 2002, using the published survey sources and methodology previously identified, the Annual Bonus Plan target bonus opportunity for each executive remained at the 75th percentile of the survey companies. The 75th percentile level was determined to be appropriate in light of the Committee's view that the annual bonus opportunities should have a high reward potential to recognize the difficulty of achieving the annual goals and the significant corporate impact of doing so.

     The Committee believes that the Company competes for key executives from a broad pool of companies in general industry and the energy industry. This pool of companies is much larger than the group of companies comprising the S&P Utilities Index, against which total shareholder return is compared in the "Corporate Performance" section of this Proxy Statement. Therefore, the survey companies used to determine competitive pay practices and to establish base salary ranges, Annual Bonus Plan target opportunities and long-term equity-based awards, are not the same as the companies comprising the S&P Utilities Index.

     The Committee oversees the Company's long-term equity-based plans. Long-term equity-based pay is set at the 50th percentile of the survey companies. The 2000 Stock Incentive Plan is an omnibus plan that permits grants of (i) stock options, (ii) dividend equivalents, and (iii) restricted stock. All dividend equivalents and restricted stock grants are subject to objective, performance-based goals. The 2000 Plan is intended to provide a strong incentive for improved financial performance. The Committee established a new program under the 2000 Plan of annual awards during fiscal year 2002. Those awards consisted of stock options, phantom performance-contingent restricted shares of UGI Common Stock and a performance-contingent cash award equivalent to the dividends on the corresponding number of phantom restricted shares paid during the restriction period. For the restricted Share and dividend equivalent awards, the Committee selected total shareholder return compared to those companies comprising the S&P Utility Index as the performance criteria in order to reconfirm the Company's long-standing goal of providing superior shareholder returns. To maintain continuity of payouts of restricted shares and dividend equivalents, the new program is transitioning into annual awards with three-year performance periods by initiating one-, two- and three-year performance periods beginning January 1, 2002. The number of shares and dividend equivalents earned will be determined at the end of each performance period. All shares earned during this transition will vest on December 31, 2004. In the case of Mr. Bissell, the award consisted of phantom performance-contingent restricted AmeriGas Partners' Common Units and a similar performance-contingent cash award based on Partnership distributions paid during the restriction period. The performance-based goal for Mr. Bissell's award is progress on the achievement of strategic objectives, including the Partnership's acquisitions integration, productivity improvement, internal growth, and cash generation objectives. Award levels were set by the Committee based on competitive practices as reported by Towers Perrin.

Fiscal Year 2002 CEO Compensation_____________________

     The compensation for Mr. Greenberg recommended to the Board of Directors was based upon the procedure for determining base salary ranges, actual salaries within ranges, Annual Bonus Plan targets and long-term incentive awards described earlier in this report and the factors and criteria described below.

     Base Salary. For 2002, the Committee determined that Mr. Greenberg's base salary be increased by 7.1% over the level set for fiscal year 2001. The Committee's determination was based on Mr. Greenberg's position in salary range, his continuing contributions to the Company's long-term business strategy, his leadership in guiding the Company through acquisitions, and the Company's substantially improved financial performance including improved earnings per share.

     Annual Bonus. For 2002, Mr. Greenberg earned the annual bonus shown on page
21. The amount of this bonus is based on the Company's fiscal year 2002 earnings per share, which, although not reaching the earnings target, increased over fiscal year 2001 earnings, despite the impact on earnings of significantly warmer-than-normal weather.

     Long-Term Incentive. During Fiscal 2002, after consultation with Towers Perrin, the Board made a grant to Mr. Greenberg under the 2000 Stock Incentive Plan of 120,000 stock options, as well as three grants each consisting of 26,000 phantom performance-contingent restricted shares. These grants were made effective January 1, 2002, and are based on competitive long-term incentive award levels. The performance periods for the restricted share grants will end on December 31, 2002, 2003 and 2004, respectively.

Policy on Deductibility of Compensation _______________________________________

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1,000,000 for compensation paid to the Chief Executive Officer and the other Named Executive Officers unless certain requirements are met. One of the requirements is that compensation over $1,000,000 must be based upon attainment of performance goals approved by shareholders. The 2000 Stock Incentive Plan was designed to meet the requirements of Section 162(m).

     To the extent possible, the Committee intends to preserve deductibility of compensation, but it may choose to provide compensation that is not deductible in order to maximize shareholder return and to retain and reward high-performing executives.

                           Compensation and Management
                              Development Committee

                           Richard C. Gozon, Chairman
                                Thomas F. Donovan
                                    Anne Pol

| CORPORATE PERFORMANCE_________________________________________________________

     The line graph shown below shows a five-year comparison of the cumulative total shareholder return on the Common Stock of the Company as compared to the cumulative total return of two other indices: the S&P 500 Index and the S&P Utilities Index. The annualized returns reflected in the graph for the Company, the S&P 500 Index and the S&P Utilities Index were 12.41%, (1.63%), and (2.33%) respectively.

                             [GRAPHIC REMOVED HERE]

------------------------------------------------------------------------------------------------------
                        1997         1998         1999         2000         2001         2002
------------------------------------------------------------------------------------------------------
UGI Corporation        100.00        88.55        95.20       106.81       127.02       179.49
------------------------------------------------------------------------------------------------------
S&P 500                100.00       109.05       139.36       157.88       115.85        92.12
------------------------------------------------------------------------------------------------------
S&P Utilities Index    100.00       130.71       128.40       184.07       137.62        88.88
------------------------------------------------------------------------------------------------------

     The performance illustrated assumes that $100 was invested in UGI Common Stock and each index on September 30, 1997, and that all dividends were reinvested.

| COMPENSATION OF EXECUTIVE OFFICERS____________________________________________

Summary of Compensation _______________________________

     The following table shows cash and other compensation paid or accrued during the last three fiscal years to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers.

                           Summary Compensation Table
                           --------------------------

                                                                          Long Term Compensation
                                                                          ----------------------
                                      Annual Compensation                   Awards                    Payouts
                                      -------------------                   ------                    -------
                                                                                 Securities
                                                          Other                    Under-                      All
                                                         Annual     Restricted     lying                      Other
   Name and Principal    Fiscal                         Compen-      Stock        Options/       LTIP        Compen
        Position          Year   Salary    Bonus (1)   sation (2)   Awards (3)      SARs        Payouts    -sation (4)
        --------          ----   ------    ---------  ----------   ----------       ----        -------    -----------
  Lon R. Greenberg       2002   $705,015    $521,092  $ 15,342     $  785,200     120,000        $  0        $28,033
   Chairman, President                                             $  785,200
   and Chief Executive                                             $  785,200
   Officer               2001   $667,799    $595,010  $ 14,849     $  323,438           0        $  0        $20,939
                                                                   $1,000,875           0
                         2000   $640,662    $262,836  $ 13,092     $        0     225,000        $  0        $20,417
------------------------------------------------------------------------------------------------------------------------
  Anthony J. Mendicino   2002   $305,894    $167,413  $      0     $  196,300      35,000        $  0        $10,360
   Sr. Vice President -                                            $  196,300
   Finance and Chief                                               $  196,300
   Financial Officer     2001   $285,864    $154,562  $      0     $   64,688           0        $  0        $ 8,226
                                                                   $  226,866
                         2000   $271,953    $ 79,715  $     23     $        0      45,000        $  0        $ 4,868
------------------------------------------------------------------------------------------------------------------------
  Eugene V. N. Bissell   2002   $352,656    $109,941  $    585     $  223,700      35,000        $  0        $42,717
   President and Chief   2001   $329,415    $236,313  $    300     $   28,263           0        $  0        $55,648
   Executive Officer,                                              $   99,725
   AmeriGas Propane,     2000   $245,366    $ 59,253  $  4,772     $        0      28,000        $  0        $31,886
   Inc.                                                                            12,750
------------------------------------------------------------------------------------------------------------------------
  Robert J. Chaney       2002   $294,415    $105,754  $  6,814     $  120,800      18,000        $  0        $ 9,867
   President and Chief                                             $  120,800
   Executive Officer,                                              $  120,800
   UGI Utilities, Inc.   2001   $285,500    $144,144  $  7,511     $   64,688           0        $   0       $ 9,609
                                                                   $  133,450
                         2000   $264,307    $141,570  $  7,679     $        0      45,000        $   0       $ 7,569
------------------------------------------------------------------------------------------------------------------------
  Brendan P. Bovaird     2002   $232,683    $ 95,459  $  5,449     $   90,600      14,500        $   0       $ 7,411
   Vice President and                                              $   90,600
   General Counsel                                                 $   90,600
                         2001   $222,283    $ 96,708  $  5,012     $   38,813           0        $   0       $ 6,112
                                                                   $  120,105
                         2000   $210,392    $ 49,349  $  7,264     $        0      28,000        $   0       $ 5,927
------------------------------------------------------------------------------------------------------------------------

(1) Bonuses earned under the Annual Bonus Plan are for the year reported, regardless of the year paid. The Company's Annual Bonus Plan is based on the achievement of business and/or financial performance objectives, which support business plans and goals. Bonus opportunities vary by position and for Fiscal 2002 ranged from 0% to 184% of base salary for Mr. Greenberg, 0% to 138% for Mr. Mendicino, 0% to 133% for Mr. Bissell, 0% to 86% for Mr. Chaney, and 0% to 104% for Mr. Bovaird.

(2) Amounts represent tax payment reimbursements for certain benefits and, for Mr. Bovaird, above-market interest on deferred compensation during Fiscal 2002.

(3) Effective January 1, 2002, the Board of Directors of the Company and, with respect to Mr. Chaney, the Board of Directors of UGI Utilities, Inc., approved three phantom performance-contingent restricted stock awards ("Restricted Shares") to the Named Executives, other than Mr. Bissell, under the UGI Corporation 2000 Stock Incentive Plan. Dividend equivalents will accumulate on the Restricted Shares awarded. These dividend equivalents will also be leveraged based on the Company's total shareholder return ("TSR") performance as described below and distributed when the restriction period on the Restricted Shares ends on December 31, 2004. Each award has a separate performance period as follows:
January 1, 2002 through December 31, 2002; January 1, 2002 through December 31, 2003; and January 1, 2002 through December 31, 2004. The restriction period for all three awards will end on December 31, 2004. The performance requirement is that the Company's TSR during the relevant performance period equals the median of a peer group. The peer group is the group of companies that comprise the S&P Utilities Index. The share price used for determining the TSR at the beginning and the end of each performance period will be the average price for the 90-day period preceding each December 31st. The actual amount of the award may be higher or lower than the original grant, or even zero, based on the Company's TSR percentile rank relative to the companies in the S&P Utilities Index. The maximum payout potential is 200% of the original award. At the Company's discretion, awards of Restricted Stock may be paid out in stock, cash or a combination of stock and cash. Awards of dividend equivalents will be paid in cash.

     Effective January 1, 2002, the Board of Directors of AmeriGas Propane, Inc. approved a phantom performance-contingent restricted Common Unit award ("Restricted Units") to Mr. Bissell under the 2000 AmeriGas Propane, Inc. Long-Term Incentive Plan. Distribution equivalents will accumulate on the Restricted Units awarded. These distributions will also be leveraged based on performance described below and paid out when the restriction period on the Restricted Units ends on December 31, 2004. The restriction period will end on December 31, 2004 provided that certain performance criteria are met on or prior to December 31, 2002. The performance requirement is evidence of AmeriGas' meaningful progress toward the achievement of its strategic objectives during 2002 including the Partnership's acquisition integration, productivity improvement, internal growth, and cash generation goals. The actual amount of the award may be higher or lower than the original grant, or even zero, based on AmeriGas' achievement of its objectives, with a maximum payout potential of 125% of the original award.

     The dollar values shown in the restricted stock awards column of the table above for all years represent the aggregate value of each award on the date of grant, determined by multiplying the number of Restricted Shares awarded by the closing price of UGI Common Stock or, for Mr. Bissell, the number of Restricted Units by the closing price of a Common Unit, on the New York Stock Exchange on the effective dates of the respective grants.

     Based on the closing stock price of UGI Common Stock on the New York Stock Exchange on September 30, 2002, Mr. Greenberg's 128,000 restricted shares shown in the restricted stock awards column had a market value of $4,652,800; Mr. Mendicino's 30,500 restricted shares had a market value of $1,108,675; Mr. Chaney's 19,500 restricted shares had a market value of $708,825; and Mr. Bovaird's 15,000 restricted shares had a market value of $545,250. Based on the closing price of Common Units of AmeriGas Partners, L.P. on the New York Stock Exchange on September 30, 2002, Mr. Bissell's 16,150 Restricted units had a market value of $374,034.

(4) Amounts represent Company contributions in accordance with the provisions of the UGI Utilities, Inc. Employee 401(k) Savings Plan or, for Mr. Bissell, the AmeriGas Propane, Inc. Employee 401(k) Savings Plan and allocations under the Supplemental Executive Retirement Plan. During fiscal years 2002, 2001, and 2000, the following contributions were made to the Named Executives: (i) under the Employee Savings Plan: For each of Messrs. Greenberg, Bovaird, Chaney, and Mendicino, $3,825, $3,825, and $3,825; Mr. Bissell, $4,957, $7,576, and $9,424;
and (ii) under the Supplemental Executive Retirement Plan: Mr. Greenberg, $24,208, $17,114, and $16,592; Mr. Mendicino, $6,535, $4,401, and $4,043; Mr.
Chaney, $6,042, $5,784, and $3,744; Mr. Bovaird, $3,586, $2,287, and $2,102; and
Mr. Bissell, $37,760, $48,072, and $22,462.

Option Grants in Fiscal 2002______________________________

The table below shows option grants to each of the Named Executives:

                          Option Grants in Fiscal 2002
                          ----------------------------

                                Individual Grants
                                -----------------

                         Number of      % of Total
                         Securities       Options
                         Underlying     Granted to                                     Grant Date
                          Options      Employees in     Exercise or    Expiration        Present
           Name           Granted     Fiscal 2002(1)     Base Price       Date          Value (2)
           ----           -------     --------------     ----------       ----          ---------
Lon R. Greenberg           120,000         26.77%          $30.600     12/31/2011       $613,953

Anthony J. Mendicino        35,000          7.81%          $30.600     12/31/2011       $179,070

Eugene V.N. Bissell         35,000          7.81%          $30.600     12/31/2011       $179,070

Robert J. Chaney            18,000          4.02%          $30.600     12/31/2011       $ 92,093

Brendan P. Bovaird          14,500          3.23%          $30.600     12/31/2011       $ 74,186

----------

(1) A total of 448,250 options were granted to employees and executive officers of the Company during fiscal year 2002 under the 2000 Stock Incentive Plan and the 1992 and 2002 Non-Qualified Stock Option Plans. Under these Plans, the option exercise price is not less than 100% of the fair market value of UGI's Common Stock on the effective date of the grant. These options become exercisable in three equal annual installments beginning on the first anniversary of the grant date. All options are nontransferable and generally exercisable only while the optionee is employed by the Company or an affiliate, with exceptions for exercise following retirement, disability and death. Options are subject to adjustment in the event of recapitalizations, stock splits, mergers, and other similar corporate transactions affecting UGI's Common Stock.

(2) Based on the Black-Scholes options pricing model. The assumptions used in calculating the grant date present value are as follows:

         o Three years of closing monthly stock price and dividend observations were used to calculate the stock volatility and dividend yield assumptions.

         o  Stock volatility                                      29.10%

         o  Stock's dividend yield                                 6.70%

         o  Length of option term                               10 years

         o  Annualized risk-free interest rate                     5.54%

         o  Discount of risk of forfeiture                   0% per year

     All options were granted at fair market value. The actual value, if any, the executive may realize will depend on the excess of the stock price on the date the option is exercised over the exercise price. There is no assurance that the value realized by the executive will be at or near the value estimated by the Black-Scholes model.

Option Exercises in Fiscal 2002
and Fiscal Year-End Option Values ________________________

The table below shows the number and value of stock options for each of the Named Executives:

                                            Option Exercises in Fiscal 2002
                                           and Fiscal Year-End Option Values
                                           ---------------------------------
                                                                                                    Value of
                            Number of                        Number of Securities                  Unexercised
                              Shares                        Underlying Unexercised                 In-The-Money
                           Acquired on        Value               Options at                        Options at
          Name               Exercise     Realized (1)          Fiscal Year End                Fiscal Year End (2)
          ----               --------     ------------          ---------------                -------------------
                                                          Exercisable    Unexercisable     Exercisable     Unexercisable
                                                          -----------    -------------     -----------     -------------
Lon R. Greenberg              123,959      $ 1,661,893      468,750          251,250       $ 7,113,281      $ 2,767,969

------------------------------------------------------------------------------------------------------------------------
Anthony J. Mendicino                0      $         0        60,000          50,000       $   891,000      $   437,125

------------------------------------------------------------------------------------------------------------------------
Eugene V. N. Bissell           12,500      $   191,951        19,667          48,583       $   299,701      $   410,061

------------------------------------------------------------------------------------------------------------------------
Robert J. Chaney               13,639      $   135,697        78,889          33,000       $ 1,152,475      $   339,375

------------------------------------------------------------------------------------------------------------------------
Brendan P. Bovaird                  0                0        48,667          14,500       $   705,289      $    83,375

------------------------------------------------------------------------------------------------------------------------

(1) Value realized is calculated on the difference between the option exercise price and the closing market price of the Company's Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) The closing price of the Company's Common Stock as reported on the New York Stock Exchange Composite tape on September 30, 2002 was $36.35 and is used in calculating the value of unexercised options.

Retirement Benefits _____________________________________

     The following Pension Plan Benefits Table shows the annual benefits payable upon retirement to the Named Executives other than Mr. Bissell under the Company's Retirement Plan and its Supplemental Executive Retirement Plan. The amounts shown assume the executive retires in 2002 at age 65, and that the aggregate benefits are not subject to statutory maximums. Messrs. Greenberg, Mendicino, Chaney, and Bovaird had, respectively, 22 years, 10 years, 38 years and 7 years of credited service under these Plans at September 30, 2002. Mr. Bissell previously accumulated more than 6 years of credited service with UGI and its subsidiaries before joining AmeriGas Propane, Inc. in 1995. He does not currently participate in the Company's Retirement Plan.

                           Pension Plan Benefits Table
                           ---------------------------

           Annual Plan Benefit for Years of Credited Service Shown (2)
           -----------------------------------------------------------

  Final 5-Year
 Average Annual      5           10          15          20           25          30            35               40
  Earnings (1)     Years       Years       Years        Years       Years        Years         Years           Years
  ------------     -----       -----       -----        -----       -----        -----         -----           -----
   $  200,000     $ 19,000    $ 38,000    $ 57,000     $ 76,000    $ 95,000   $  114,000     $  133,000    $  136,800 (3)

   $  400,000     $ 38,000    $ 76,000    $114,000     $152,000    $190,000   $  228,000     $  266,000    $  273,600 (3)

   $  600,000     $ 57,000    $114,000    $171,000     $228,000    $285,000   $  342,000     $  399,000    $  410,400 (3)

   $  800,000     $ 76,000    $152,000    $228,000     $304,000    $380,000   $  456,000     $  532,000    $  547,200 (3)

   $1,000,000     $ 95,000    $190,000    $285,000     $380,000    $475,000   $  570,000     $  665,000    $  684,000 (3)

   $1,200,000     $114,000    $228,000    $342,000     $456,000    $570,000   $  684,000     $  798,000    $  820,800 (3)

   $1,400,000     $133,000    $266,000    $399,000     $532,000    $665,000   $  798,000     $  931,000    $  957,600 (3)

   $1,600,000     $152,000    $304,000    $456,000     $608,000    $760,000   $  912,000     $1,064,000    $1,094,400 (3)

   $1,800,000     $171,000    $342,000    $513,000     $684,000    $855,000   $1,026,000     $1,197,000    $1,231,200 (3)

   $2,000,000     $190,000    $380,000    $570,000     $760,000    $950,000   $1,140,000     $1,330,000    $1,368,000 (3)

----------

     (1) Consists of (i) base salary, commissions and cash payments under the Annual Bonus Plan, and (ii) deferrals thereof permitted under the Internal Revenue Code.

     (2) Annual benefits are computed on the basis of straight life annuity amounts. These amounts include pension benefits, if any, to which a participant may be entitled as a result of participation in a pension plan of a subsidiary during previous periods of employment. The amounts shown do not take into account exclusion of up to 35% of the estimated primary Social Security benefit. The Retirement Plan provides a minimum benefit equal to 25% of a participant's final 12-months' earnings, reduced proportionately for less than 15 years of credited service at retirement. The minimum Retirement Plan benefit is not subject to Social Security offset.

     (3) The maximum benefit under the Retirement Plan and the UGI Supplemental Executive Retirement Plan is equal to 60% of a participant's highest consecutive 12 months' earnings during the last 120 months.


Severance Pay Plan for Senior
Executive Employees ____________________________________

     The UGI Corporation Severance Pay Plan for Senior Executive Employees and the AmeriGas Propane, Inc. Executive Employee Severance Pay Plan assist certain senior level employees of the Company and AmeriGas Propane, Inc. in the event their employment is terminated without fault on their part. Benefits are payable to a senior executive covered by either Severance Plan if the senior executive's employment is involuntarily terminated for any reason other than for cause or as a result of the senior executive's death or disability.

     Each Severance Plan provides for cash payments equal to a participant's compensation for a period of time ranging from 3 months to 15 months (30 months in the case of Mr. Greenberg and 18 months in the case of Mr. Bissell), depending on length of service. In addition, a participant receives the cash equivalent of his target bonus under the Annual Bonus Plan, pro-rated for the number of months served in the fiscal year. However, if the termination occurs in the last two months of the fiscal year, the Chief Executive Officer has the discretion to determine whether the participant will receive a pro-rated target bonus, or the actual annual bonus which would have been paid after the end of the fiscal year, had the participant's entire bonus been contingent on meeting the Company's financial performance goal. Certain employee benefits are continued under the Plan for a period up to 15 months (30 months in the case of Mr. Greenberg and 18 months in the case of Mr. Bissell). The company has the option to pay a participant the cash equivalent of those employee benefits.

     In order to receive benefits under the applicable Severance Plan, a senior executive is required to execute a release which discharges the Company and its subsidiaries from liability for any claims the senior executive may have against any of them, other than claims for amounts or benefits due the executive under any plan, program or contract binding on UGI or its subsidiaries. The senior executive is also required to cooperate in attending to matters pending at the time of his termination.

Change of Control Arrangements _________________________

     Messrs. Greenberg, Mendicino, and Bovaird each have an agreement with the Company that provides certain benefits in the event of a change of control of the Company. Mr. Bissell and Mr. Chaney each have a similar agreement with AmeriGas Propane, Inc. and UGI Utilities, Inc., respectively. The agreements operate independently of the Severance Plan, continue through July 2004, and are automatically extended in one-year increments thereafter unless, prior to a change of control, the Company terminates an agreement. In the absence of a change of control, each agreement will terminate when, for any reason, the executive terminates his employment with the Company or its subsidiaries.

     A change of control is generally deemed to occur in the following instances:

     o Any person (other than certain persons or entities affiliated with the Company), together with all affiliates and associates of such person, acquires securities representing 20% or more of either (A) the then outstanding shares of Common Stock, or (B) the combined voting power of the Company's then outstanding voting securities; or

     o individuals, who at the beginning of any 24-month period constitute the Board of Directors (the "Incumbent Board") and any new director whose election by the Board of Directors, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Board, cease for any reason to constitute a majority; or

     o the Company is reorganized, merged or consolidated with or into, or sells all or substantially all of its assets to, another corporation in a transaction in which former shareholders of the Company do not own more than 50% of, respectively, the outstanding common stock and the combined voting power of the then outstanding voting securities of the surviving or acquiring corporation; or

     o    the Company is liquidated or dissolved.

     The agreements covering Mr. Bissell and Mr. Chaney provide benefits upon a change of control of (i) AmeriGas Propane, Inc. or its subsidiaries (in the case of Mr. Bissell), and (ii) UGI Utilities, Inc. (in the case of Mr. Chaney), in addition to providing benefits in the event of a change of control of the Company.

     The agreements provide for payment of severance benefits if there is a termination of the executive's employment without cause at any time within three years after a change of control. In addition, following a change of control, the executive may elect to terminate his employment without loss of severance benefits in certain situations, including termination of officer status; a significant adverse change in authority, duties, responsibilities or compensation; the failure of the Company to comply with any of the terms of the agreement; or a substantial relocation or excessive travel requirements.

     An executive terminated with rights to severance compensation under a change of control agreement will receive an amount equal to 1.0 or 1.5 (2.5 in the case of Mr. Greenberg) times his average annual total cash remuneration for the preceding five calendar years. If the severance compensation payable, either alone or together with other payments to an executive, would constitute "excess parachute payments," as defined in Section 280G of the Internal Revenue Code of 1986, as amended, the executive will also receive an amount to satisfy the executive's additional tax burden. In addition, upon a change of control, the agreement provides for an immediate cash payment equal to the market value of any pending target award under the Company's long-term compensation plan.

Stock Ownership Policy and
Indebtedness of Management_____________________________

     The Board of Directors established a policy effective October 1, 1997 that requires individuals in key management positions in the Company and its subsidiaries to own significant amounts of Common Stock. The required levels of ownership range from approximately 40% of base salary to approximately 450% of base salary for the Company's Chief Executive Officer. The policy is designed to encourage growth in shareholder value by closely linking executives' risks and rewards with the Company's total shareholder return. Prior to enactment of the Sarbanes-Oxley Act of 2002, the Company assisted officers and employees in purchasing Stock to comply with the policy, by making interest-bearing loans available. Each loan is full recourse to the borrower and is secured by a pledge of the Stock purchased. All loans had 10 year terms. The Company is no longer offering loans under this program.

     All of the Company's executive officers obtained loans to finance the purchase of Stock to comply with the policy. The largest amounts outstanding under these loans during Fiscal 2002 were: Mr. Greenberg, $1,299,728.61; Mr. Bissell, $620,789.29; Mr. Chaney, $428,758.35; Mr. Mendicino, $431,573.45; Mr.
Bovaird, $256,232.32; and Mr. Hall, $201,134.69. The executive officers' outstanding loan amounts as of October 31, 2002 were: Mr. Greenberg, $737,439.27; Mr. Bissell, $513,191.30; Mr. Chaney, $324,277.63; Mr. Mendicino,
$384,768.33; Mr. Bovaird, $235,382.48; and Mr. Hall, $188,299.27.

Stock Price Information _________________________________

     The closing price of the Company's Common Stock as reported on the New York Stock Exchange Composite Transactions tape on December 13, 2002 was $37.25.

--------------------------------------------------------------------------------
                    ITEM 2 -- RATIFICATION OF APPOINTMENT OF
                        INDEPENDENT CERTIFIED ACCOUNTANTS
--------------------------------------------------------------------------------

     The Board of Directors appointed PricewaterhouseCoopers LLP ("PWC") as independent certified accountants to examine and report on the consolidated financial statements of the Company for fiscal year 2003 and recommends that the Shareholders ratify the appointment. If the Shareholders do not ratify the appointment of PWC, the Audit Committee and the Board of Directors will consider the appointment of other independent certified accountants. One or more representatives of PWC will be present at the Annual Meeting. They will have the opportunity to respond to appropriate questions and to make a statement if they wish to do so.

     On May 21, 2002, the Company determined to terminate the services of its independent auditors, Arthur Andersen LLP ("Andersen"), and to appoint PWC as its new independent auditors. This determination followed the Company's decision to seek proposals from independent accountants to audit the consolidated financial statements of UGI and was approved by the Company's Board of Directors upon the recommendation of its Audit Committee. PWC has audited the consolidated financial statements of UGI for the fiscal year ending September 30, 2002.

     During the two most recent fiscal years of UGI ended September 30, 2001, and the subsequent interim period through May 21, 2002, there were no disagreements between UGI and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of UGI ended September 30, 2001 or within the subsequent interim period through May 21, 2002.

       The audit reports of Andersen on the consolidated financial statements of UGI as of and for the fiscal years ended September 30, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except that the fiscal year 2001 report contained an explanatory paragraph indicating that AmeriGas Partners, L.P. changed its methods of accounting for tank installation costs and nonrefundable tank fees and UGI adopted the provisions of SFAS No.
133. UGI provided Andersen with a copy of the foregoing disclosures.

       During the two most recent fiscal years of UGI ended September 30, 2001, and the subsequent interim period through May 21, 2002, UGI did not consult PWC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on UGI's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and 304 (a)(2)(ii) of Regulation S-K.

--------------------------------------------------------------------------------
                             ITEM 3 -- OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any other matter to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the Proxies (or their substitutes) will vote in accordance with their best judgment.

| GLOSSARY______________________________________________________________________

   1992 SODEP                              UGI Corporation 1992 Stock Option and
                                           Dividend Equivalent Plan.

   1997 SODEP                              UGI Corporation 1997 Stock Option and
                                           Dividend Equivalent Plan.

   2000 Directors' Plan                    UGI Corporation 2000 Directors' Stock Option
                                           Plan

   2000 UGI SIP                            UGI 2000 Stock Incentive Plan

   Amended and Restated Directors'         UGI Corporation Amended and Restated Directors'
   Equity Compensation Plan                Equity Compensation Plan.

   AmeriGas Partners or Partnership        AmeriGas Partners, L.P., a master limited
                                           partnership whose Common Units trade
                                           on the New York Stock Exchange.

   AmeriGas Propane                        AmeriGas Propane, Inc., a subsidiary of the
                                           Company and the General Partner of AmeriGas
                                           Partners, L.P.

   Annual Meeting                          Annual Meeting of Shareholders of UGI
                                           Corporation to be held on February 25, 2003.

   Board or Board of Directors             Board of Directors of UGI Corporation.

   Common Stock or Stock or Shares         UGI Corporation Common Stock.

   Common Unit                             A limited partnership interest in AmeriGas
                                           Partners, L.P.

   Distribution Equivalent                 A distribution equivalent is an amount
                                           determined by multiplying the number of
                                           restricted Common Units by the per-unit cash
                                           distribution, or the per-unit fair market value
                                           of any non-cash distribution, paid by the Partnership
                                           on its Common Units on a distribution payment date.

   Dividend Equivalent                        A dividend equivalent is an amount determined by
                                              multiplying the number of the Company's total
                                              shareholder return (TSR) (1) restricted Shares, (2)
                                              Shares underlying an option granted with Dividend
                                              Equivalents, or (3) Units  under the Amended and
                                              Restated Directors' Equity Compensation Plan, by the
                                              per-share cash dividend, or the per-share fair market
                                              value of any non-cash dividend, paid by the Company on
                                              its Shares on a dividend payment date.

   Fiscal 2002                                The Company's fiscal year ended September 30, 2002.

   Named Executives                           The Company's Chief Executive Officer and each of the
                                              four other most highly compensated executive officers.

   PricewaterhouseCoopers                     PricewaterhouseCoopers LLP.

   Proxies                                    Lon R. Greenberg, James W. Stratton and Stephen D. Ban,
                                              or any one of them.

   Retirement Plan                            Retirement Income Plan for Employees of UGI Utilities,
                                              Inc.

   Securities and Exchange Commission         The United States Securities and Exchange Commission.
   or SEC or Commission

   Severance Plan                             UGI Corporation Severance Pay Plan for Senior Executive
                                              Employees.

   Share or Shares                            A share or shares of UGI Corporation Common Stock.

   Shareholder                                A holder of UGI Common Stock.

   UGI or Company                             UGI Corporation.

   Unit                                       A single unit granted under the UGI Corporation
                                              Amended and Restated Directors' Equity Compensation Plan
                                              that represents an interest equivalent to one share of
                                              Common Stock.

                             [GRAPHIC REMOVED HERE]


| DIRECTIONS TO THE DESMOND GREAT VALLEY HOTEL
    AND CONFERENCE CENTER_______________________________________________

Directions from Philadelphia. Take the Schuylkill Expressway (I-76) West. Follow I-76 West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

Directions from South Jersey. Take I-95 South to Route 322 West. Take 322 West to Route 1 South to Route 202 North. Take Route 202 North to Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at second light onto Liberty Boulevard. The Desmond will be on the left.

Directions from Philadelphia Airport. Take I-95 South to 476 North. Follow 476 North to the Schuylkill Expressway (I-76) West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

Directions from Wilmington and Points South (Delaware and Maryland). Take I-95 North to Route 202 North to the Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at second light onto Liberty Boulevard. The Desmond will be on the left.

Directions from New York and Points North. Take the New Jersey Turnpike South to Exit 6, the Pennsylvania Turnpike extension. Follow the Turnpike West to Exit 24, Valley Forge. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

Directions from Harrisburg and Points West. Take the Pennsylvania Turnpike East to Exit 24, Valley Forge. Take Route 202 South to Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

     PROXY                                                            PROXY

                                 UGI CORPORATION
                    Proxy Solicited by the Board of Directors

     The undersigned hereby appoints James W. Stratton, Lon R. Greenberg and Stephen D. Ban, or any of them, with full power of substitution, as proxies to represent and vote all shares of UGI Common Stock of the undersigned, including any shares credited under the UGI Dividend Reinvestment Plan, at the Annual Meeting of Shareholders of UGI Corporation to be held February 25, 2003, and any adjournments of the Annual Meeting, as indicated on the reverse side of this proxy card and, in their discretion, upon any other matters that arise at the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

                               (Continued and to be signed on reverse side)


     ---------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .



         UGI
     CORPORATION

     Dear Shareholder:

          Enclosed are materials relating to UGI Corporation's February 25, 2003 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

          Your vote is important to us. Please vote via the internet, by telephone or by completing, signing and returning the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.

                                                Brendan P. Bovaird
                                                Corporate Secretary

     ----------------------------------------------------------------------
           UGI NEWS & REPORTS               You can obtain news and
      ----------------------------    other information about UGI and our
       24 Hours a day - Everyday!    majority-owned AmeriGas Partners, L.P.
           1-800-UGI-9453 or                conveniently by telephone
            www.ugicorp.com                    or by the Internet
     ----------------------------------------------------------------------

                                                      Please mark
                                                      your votes as   [X]
                                                      indicated in
                                                      this example


 The Board of Directors recommends that you vote "FOR" Numbers 1 and 2.

 . ELECTION OF DIRECTORS

        FOR           WITHHOLD     01 J.W. Stratton, 02 S.D. Ban, 03 R.C. Gozon,
    all nominees      AUTHORITY    04 L.R. Greenberg, 05 T.F. Donovan, 06 M.O.
  (except as noted) (all nominees) Schlanger, 07 A. Pol, 08 E.E. Jones

        [_]              [_]       (INSTRUCTION: To withhold authority to vote
                                   for any individual nominee, strike a line through the nominee's name in the list above.)


 . RATIFICATION OF APPOINTMENT OF  Please disregard if you have previously
   PRICEWATERHOUSECOOPERS LLP AS   provided your consent decision.
   INDEPENDENT PUBLIC ACCOUNTANTS
                                   By checking the box to the right, I
        FOR AGAINST ABSTAIN        consent to future delivery of annual
        [_]   [_]     [_]          reports, proxy statements,
                                   prospectuses and other materials and
                                   shareholder communications
                                   electronically via the Internet at a
                                   webpage which will be disclosed to
                                   me. I understand that the Company
                                   may no longer distribute printed
                                   materials to me for any future
                                   shareholder meeting until such
                                   consent is revoked. I understand
                                   that I may revoke my consent at any
                                   time by contacting the Company's
                                   transfer agent, Mellon Investor
                                   Services LLC, Ridgefield Park, NJ
                                   and that costs normally associated
                                   with electronic delivery, such as
                                   usage and telephone charges as well
                                   as any costs I may incur in printing    [_]
                                   documents, will be my
                                   responsibility.

 Signature_____________________ Signature____________________ Date___________
 When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer.

--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

       Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

    Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

    ----------------------------------------      --------------------------------------     -----------------------
                 Internet                                    Telephone                                Mail
        http://www.eproxy.com/ugi                         1-800-435-6710

       Use the Internet to vote your               Use any touch-tone telephone to             Mark, sign and date
       proxy. Have your proxy card in              vote your proxy. Have your proxy              your proxy card
       hand when you access the web site.     OR   card in hand when you call. You will  OR           and
       You will be prompted to enter your          be prompted to enter your control             return it in the
       control number, located in the box          number, located in the box below,          enclosed postage-paid
       below, to create and submit an              and then follow the directions given.            envelope.
       electronic ballot.
    -----------------------------------------    ---------------------------------------    -------------------------

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.




 You can view the Annual Report and Proxy Statement on the Internet at: http://www.ugicorp.com

     PROXY                                                            PROXY

                        FIDELITY MANAGEMENT TRUST COMPANY

     Upon return of this Proxy to you, you are instructed to cause all UGI Corporation Common Stock in my AmeriGas Propane, Inc. Savings Plan Account to be voted at the Annual Meeting of Shareholders of UGI Corporation, to be held on February 25, 2003, and any adjournment thereof, as follows:

     As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then as recommended by the Board of Directors on such matter, and in their discretion, upon such other matters as may properly come before the meeting. The Trustee will keep my vote completely confidential.

     If the Trustee does not receive my executed Proxy by February 20, 2003, I understand the Trustee will vote the shares represented by this Proxy in the same proportion as it votes those shares for which it does receive a properly executed Proxy.

                                    (Continued and to be signed on reverse side)

     --------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .

         UGI
     CORPORATION

     Dear Shareholder:

         Enclosed are materials relating to UGI Corporation's February 25, 2003 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

         Your vote is important to us. Please vote via the Internet, by telephone or by completing, signing and returning the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.

                                                 Brendan P. Bovaird
                                                 Corporate Secretary

     ---------------------------------------------------------------------------
           UGI NEWS & REPORTS               You can obtain news and other
     -------------------------------        information about UGI and our
       24 Hours a day - Everyday!      majority-owned  AmeriGas Partners, L.P.
           1-800-UGI-9453 or                 conveniently by telephone or
            www.ugicorp.com                        by the Internet.
     ---------------------------------------------------------------------------

                                                         Please mark
                                                         your votes as  [X]
                                                         indicated in
                                                         this example

  The Board of Directors recommends that you vote "FOR" Numbers 1 and 2.

  .   ELECTION OF DIRECTORS

             FOR               WITHHOLD     01 J.W. Stratton, 02 S.D. Ban,
        all nominees          AUTHORITY     03 R.C. Gozon, 04 L.R. Greenberg,
      (except as noted)     (all nominees)  05 T.F. Donovan, 06 M.O. Schlanger,
                                            07 A. Pol, 08 E.E. Jones

             [_]                 [_]        (INSTRUCTION: To withhold authority
                                            to vote for any individual nominee,
                                            strike a line through the nominee's
                                            name in the list above.)

  .   RATIFICATION OF APPOINTMENT OF        Please disregard if you have
      PRICEWATERHOUSECOOPERS LLP AS         previously provided your consent
      INDEPENDENT PUBLIC ACCOUNTANTS        decision.

           FOR     AGAINST   ABSTAIN        By checking the box to the right,
           [_]       [_]       [_]          I consent to future delivery of
                                            annual reports, proxy statements,
                                            prospectuses and other materials
                                            and shareholder communications
                                            electronically via the Internet
                                            at a webpage which will be
                                            disclosed to me. I understand
                                            that the Company may no longer
                                            distribute printed materials to
                                            me for any future shareholder
                                            meeting until such consent is
                                            revoked. I understand that I may
                                            revoke my consent at any time by
                                            contacting the Company's
                                            transfer agent, Mellon Investor
                                            Services LLC, Ridgefield Park,
                                            NJ and that costs normally
                                            associated with electronic
                                            delivery, such as usage and
                                            telephone charges as well as     [_]
                                            any costs I may incur in
                                            printing documents, will be my
                                            responsibility.


Signature ___________________ Signature ______________________ Date ____________

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer.
--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

       Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

      Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

-----------------------------------------          -----------------------------               ---------------------
         Internet                                          Telephone                                   Mail
 http://www.eproxy.com/ugi                               1-800-435-6710
Use the Internet to vote your                      Use any touch-tone telephone                 Mark, sign and date
proxy. Have your proxy card in hand                to vote your proxy. Have your                  your proxy card
when you access the web site. You will       OR    proxy card in hand when you                          and
be prompted to enter your control number,          call. You will be prompted to      OR          return it in the
located in the box below, to create and            enter your control number,                  enclosed postage-paid
submit an electronic ballot.                       located in the box below, and                     envelope.
                                                   then follow the directions
                                                   given.
-----------------------------------------          -----------------------------               ---------------------

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.


You can view the Annual Report and Proxy Statement on the Internet at: http://www.ugicorp.com

PROXY                                                                      PROXY

                        FIDELITY MANAGEMENT TRUST COMPANY

Upon return of this Proxy to you, you are instructed to cause all UGI Corporation Common Stock in my UGI Utilities, Inc. Savings Plan Account to be voted at the Annual Meeting of Shareholders of UGI Corporation, to be held on February 25, 2003, and any adjournment thereof, as follows:

As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then as recommended by the Board of Directors on such matter, and in their discretion, upon such other matters as may properly come before the meeting. The Trustee will keep my vote completely confidential.

If the Trustee does not receive my executed Proxy by February 20, 2003, I understand the Trustee will vote the shares represented by this Proxy in the same proportion as it votes those shares for which it does receive a properly executed Proxy.

                                    (Continued and to be signed on reverse side)



--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .





    UGI
CORPORATION

Dear Shareholder:

     Enclosed are materials relating to UGI Corporation's February 25, 2003 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

     Your vote is important to us. Please vote via the Internet, by telephone or by completing, signing and returning the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.


                                             Brendan P. Bovaird
                                             Corporate Secretary

---------------------------------------------------------------------
    UGI NEWS & REPORTS            You can obtain news and other
   --------------------
24 Hours a day - Everyday!        information about UGI and our
    1-800-UGI-9453 or         majority-owned AmeriGas Partners, L.P.
     www.ugicorp.com              conveniently by telephone or
                                        by the Internet.
---------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                      Please mark
                                                      your votes as   [X]
                                                      indicated in
                                                      this example


 The Board of Directors recommends that you vote "FOR" Numbers 1 and 2.

 . ELECTION OF DIRECTORS

        FOR           WITHHOLD     01 J.W. Stratton, 02 S.D. Ban, 03 R.C. Gozon,
    all nominees      AUTHORITY    04 L.R. Greenberg, 05 T.F. Donovan, 06 M.O.
  (except as noted) (all nominees) Schlanger, 07 A. Pol, 08 E.E. Jones

        [_]              [_]       (INSTRUCTION: To withhold authority to vote
                                   for any individual nominee, strike a line through the nominee's name in the list above.)


 . RATIFICATION OF APPOINTMENT OF  Please disregard if you have previously
   PRICEWATERHOUSECOOPERS LLP AS   provided your consent decision.
   INDEPENDENT PUBLIC ACCOUNTANTS

        FOR AGAINST ABSTAIN        By checking the box to the right, I
        [_]   [_]     [_]          consent to future delivery of annual
                                   reports, proxy statements,
                                   prospectuses and other materials and
                                   shareholder communications
                                   electronically via the Internet at a
                                   webpage which will be disclosed to
                                   me. I understand that the Company may
                                   no longer distribute printed
                                   materials to me for any future
                                   shareholder meeting until such
                                   consent is revoked. I understand that
                                   I may revoke my consent at any time
                                   by contacting the Company's transfer
                                   agent, Mellon Investor Services LLC,
                                   Ridgefield Park, NJ and that costs
                                   normally associated with electronic     [_]
                                   delivery, such as usage and telephone
                                   charges as well as any costs I may
                                   incur in printing documents, will be
                                   my responsibility.

 Signature____________________Signature___________________Date__________________

 When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer.

--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

       Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner
             as if you marked, signed and returned your proxy card.

  -------------------------------------      --------------------------------------      ------------------------
               Internet                                     Telephone                             Mail
        http://www.eproxy.com/ugi                        1-800-435-6710
   Use the Internet to vote your              Use any touch-tone telephone to                your proxy card
   proxy. Have your proxy card in             vote your proxy. Have your proxy                     and
   hand when you access the web          OR   card in hand when you call. You will   OR      return it in the
   site. You will be prompted to enter        be prompted to enter your control           enclosed postage-paid
   your control number, located in            number, located in the box below,                  envelope.
   the box below, to create and               and then follow the directions given.
   submit an electronic ballot.
  -------------------------------------      --------------------------------------      ------------------------

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.




 You can view the Annual Report and Proxy Statement on the Internet at: http://www.ugicorp.com